Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Provides Supplemental Update Pertaining to June Rent Collections

Reports June Rent Collection of 95.9%

Milwaukee, WI – July 1, 2020 – Physicians Realty Trust (NYSE:DOC) (the “Company”) has provided a Supplemental Update pertaining to the status of June rent collections, which can be found on the Company’s homepage and within the Investor Relations portion of the Company’s website at www.docreit.com.

John T. Thomas, President and Chief Executive Officer of the Company, commented, “Through Wednesday, July 1st, we have collected 95.9% of June Rent and Common Area Charges, representing a continued acceleration of collections pace relative to the collections in April (93.5%) and May (93.3%) over a comparable time period. Further, as of July 1st we have now collected a total of 97.5% of April and 97.2% of May charges, resulting in current overall collections of 96.9% for the second quarter. New tenant relief requests received in June were de minimis, and no rent deferral requests have been granted this quarter.

“The DOC Portfolio continues to demonstrate resilience during the COVID-19 pandemic, with each of our assets open and operating to support our nation’s healthcare providers and patients. This includes our medical facilities in Texas, which are unaffected by the recently announced restrictions imposed on the performance of scheduled procedures in inpatient hospitals.

“We encourage everyone to practice social distancing and wear a mask to help address the current spike in COVID-19 cases across the United States. This is especially important as we celebrate our freedom and independence as a country. We do this not only for our own safety, but also for the benefit of our healthcare providers and the most vulnerable members of our society,” Mr. Thomas concluded.

Current Liquidity

As of June 30, 2020, the Company’s cash balance, net of outstanding checks, is $3.1 million and the outstanding balance of the Company’s unsecured revolving credit facility is $70.0 million. The total current borrowing capacity of the unsecured revolving credit facility is $850.0 million.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed by the Company with the Commission on May 8, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by the Company with the Commission on February 27, 2020.

Source: Physicians Realty Trust